                                                                    EXHIBIT 10.1












                            SHARE PURCHASE AGREEMENT


                                      Among

                               ETEC SYSTEMS Inc.,

                   SXR-2 Vermogensverwaltungsgesellschaft mbH,




               Ebetech Electron Beam Technology Vertriebs GmbH

                                      and

                      THE SELLING SHAREHOLDERS NAMED HEREIN








                               March 13/14, 1997

                               INHALTSVERZEICHNIS


ARTICLE 1
                                PURCHASE AND SALE............................1
      1.1       Purchase and Sale of Shares..................................1

ARTICLE 2

                                     CLOSING.................................2
      2.1       Closing Date.................................................2
      2.2       Transfer of Shares and Term Debt.............................2
      2.3       Additional Payment...........................................2

ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS................2
      3.1       Organization.................................................3
      3.2       Authority....................................................3
      3.3       Capital Structure............................................3
      3.4       Financial Statements.........................................4
      3.5       Business Changes.............................................5
      3.6       Properties...................................................6
      3.7       Accounts Receivable; Notes Receivable........................7
      3.8       Taxes........................................................7
      3.9       Compliance with Law..........................................8
      3.10      Litigation...................................................8
      3.11      Contracts....................................................9
      3.12      Operating Leases............................................10
      3.13      No Default..................................................10
      3.14      Business and Customers......................................10
      3.15      Inventories and Work in Progress............................10
      3.16      Proprietary Rights..........................................11
      3.17      CE Mark Certification.......................................12
      3.18      Insurance...................................................12
      3.19      Bank Accounts...............................................13
      3.20      Brokers or Finders..........................................13
      3.21      Related Parties.............................................13
      3.22      Certain Advances............................................13
      3.23      Employee Benefit Plans......................................14
      3.24      Underlying Documents........................................14
      3.25      Full Disclosure.............................................14

ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF ETEC AND ETEC SUB..........14
      4.1       Organization................................................14
      4.2       Authority...................................................14
      4.3       Brokers or Finders..........................................15
      4.4       Full Disclosure.............................................15



ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS...............16
      5.1       Conduct of Business in Normal Course........................16
      5.2       Preservation of Business and Relationships..................16
      5.3       Maintenance of Insurance....................................16
      5.4       Employees and Compensation..................................16
      5.5       Dividends; Changes in Stock.................................16
      5.6       Issuance of Securities......................................17
      5.7       Governing Documents.........................................17
      5.8       No Other Bids...............................................17
      5.9       No Acquisitions.............................................17
      5.10      No Dispositions.............................................17
      5.11      Indebtedness................................................17

ARTICLE 6

                              ADDITIONAL AGREEMENTS.........................17
      6.1       Access to Information.......................................17
      6.2       Legal Conditions............................................18
      6.3       Good Faith..................................................18


ARTICLE 7

                              CONDITIONS PRECEDENT..........................18
      7.1       Conditions to Obligations of Etec, Etec Sub and Sellers.....18
                (a)    Government Approvals.................................18
                (b)    Third-Party Approvals................................18
                (c)    Legal Action.........................................19
      7.2       Conditions to Obligations of Etec and Etec Sub .............19
                (a)    Representations and Warranties.......................19
                (b)    Performance of Obligations...........................19
                (c)    No Material Adverse Change...........................19
                (d)    Patents..............................................19
      7.3       Conditions to Obligations of Sellers........................19
                (a)    Representations and Warranties.......................19
                (b)    Performance of Obligations of Etec and Etec Sub......20

ARTICLE 8
                                 INDEMNIFICATION............................20
      8.1       Indemnification by Sellers..................................20
      8.4       Indemnification by Etec.....................................21

ARTICLE 9
                               PAYMENT OF EXPENSES..........................22
ARTICLE 10
                        TERMINATION, AMENDMENT AND WAIVER...................22
     10.1       Termination.................................................22
     10.2       Amendment...................................................22
     10.3       Extension; Waiver...........................................22


ARTICLE 11
                                     GENERAL................................23
     11.1       Notices.....................................................23
     11.2       Announcements...............................................23
     11.3       Headings....................................................23
     11.4       Counterparts................................................23
     11.5       Binding Nature..............................................24
     11.6       Schedules...................................................24
     11.7       Applicable Law..............................................24

                            SHARE PURCHASE AGREEMENT

         THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 14th day of March, 1997, by and among ETEC SYSTEMS. INC., a Nevada corporation ("Etec") and SXR-2 Vermogensverwaltungsgesellschaft mbH, a wholly-owned subsidiary of Etec, (in the future: ETEC SYSTEMS EUROPE GmbH) , a company organized under the laws of the Federal Republic of Germany ("Etec Sub"), on the one hand, and PCB VENTURE CAPITAL BETEILIGUNGSGESELLSCHAFT mbH, MUNICH, A corporation organized under the laws of the Federal Republic of Germany ("VCB"), MRS TECHNOLOGY INC., a Massachusetts corporation ("MRS"), URSULA FAZEKAS, an individual, DR. MATTHIAS BRUNNER, an individual, DR. RALF SCHMID, an individual, THOMAS SCHWEDES, an individual, VOLKER DAIKER, an individual, (each individually a "Seller" and collectively "Sellers"), and, as to the provisions of Articles 5 and 6 hereof only, EBETECH ELECTRON BEAM TECHNOLOGY VERTRIEBS GmbH, a corporation organized under the laws of the Federal Republic of Germany ("Ebetech"), on the other hand.

         WHEREAS Etec, either directly or through Etec Sub desires to acquire all of the issued and outstanding shares (the "Shares") of share capital of Ebetech as listed in Schedule 3.3.(d) in consideration of certain cash payments as herein provided, all in accordance with the terms hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants herein contained, Etec, Etec Sub Sellers and Ebetech agree as follows:


                                    ARTICLE 1

                                PURCHASE AND SALE

         1.1  Purchase and Sale of Shares.
              ---------------------------
         (a) Subject to the terms and conditions set forth in this Agreement, Etec and Etec Sub hereby agree to purchase from Sellers and Sellers hereby agree to sell, convey, transfer and assign to Etec or Etec Sub, all of the Shares and all claims of Sellers towards Ebetech in a total amount of DM 1,694,900 (hereinafter referred to as "Term Debt") as listed in Schedule 3.3 (d) . The Shares shall be sold and conveyed to Etec or Etec Sub free and clear of all mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions or restrictions.

         (b) As payment for the transfer of the Shares and the Term Debt to Etec or Etec Sub, subject to and in accordance with Article 2, Etec or Etec Sub shall pay to Sellers cash in the sum of Five Million dollars (US$5,000,000) (hereinafter referred to as "Purchase Price") being allocated as follows:

         aa)  US$ 4,008,483.50 for the purchase of the Shares and
         bb)  US$ 991,516.50 for the purchase of the Term Debt

         which shall be paid in accordance with Sections 2.2 and 2.3.


                                    ARTICLE 2

                                     CLOSING

         2.1  Closing Date. The Closing under this Agreement (the "Closing")
              ------------
shall be held on March 14, 1997, unless any condition to Closing has not been satisfied or waived, in which event the Closing shall be on a date agreed by the parties as soon as reasonably practicable thereafter. The date on which the Closing is to be held is herein referred to as the "Closing Date." The Closing shall be held at LeopoldstraBe 28a, Munich at the offices of the Notary Public Dr. Karl, at 01.00 P.M. on such date, or at such other time and place as Etec, Ebetech and Sellers may agree upon in writing.

         2.2  Transfer of Shares and Term Debt. Sellers hereby transfer and
              --------------------------------
assign and Etec Sub hereby accepts such transfer and assignment of the Term Debt. At the Closing, Sellers shall transfer and assign the Shares to Etec Sub by notarial deed. Etec shall at Closing pay cash to Sellers in the amount of the Purchase Price less Five Hundred Thousand U.S. dollars (US$500,000) being allocated to Sellers as shown in Schedule 2.2. Such payments shall be made by wire transfer to any account or accounts which Sellers have designated in
Schedule 2.2.

         2.3  Additional Payment. On December 15, 1997, Etec shall pay cash to
              ------------------
Sellers in the amount of Five Hundred Thousand U.S. dollars (US$500,000) (the "Holdback Amount"), less any amounts which may then be due to any Etec Indemnitee pursuant to Article 8 hereof. If on said date there is pending any unliquidated claim of Etec or Etec Sub under Article 8, Etec shall make such payment, less a reasonable estimate of the liquidated amount of such claim, and, upon resolution of such claim, any net balance due Sellers shall be promptly paid by Etec. All payments made under this section shall be allocated to Sellers in a pro rata portion (% ownership in Ebetech) as shown in Schedule 3.3 (d) and shall be made by any method which Sellers may designate in writing.


                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers hereby each separately represent and warrant to Etec and Etec Sub as of the date hereof as follows:

         3.1  Organization. Ebetech is a corporation duly organized, validly
              ------------
existing and in good standing under the laws of the Federal Republic of Germany, and is presently not required to be qualified to conduct business in any other jurisdiction. Ebetech has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         3.2  Authority. Sellers have all requisite power and authority to enter
              ---------
into this Agreement and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action (including spousal consents), where applicable, on the part of Sellers. This Agreement has been duly executed and delivered by Sellers, and constitutes the valid and binding obligation of Sellers, enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement do not or will not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under
(a) any provision of the Articles of Incorporation or Bylaws of Ebetech or any corporate Seller or (b) any material agreement or instrument, permit, franchise, license, judgment or order, applicable to Ebetech or its respective properties or assets.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority, is required by or with respect to Ebetech or any Seller in connection with the execution and delivery of this Agreement by Ebetech or Sellers or the consummation by Ebetech or Sellers of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country. All consents of parties to agreements or contracts with Ebetech required for the transfer of such contracts or agreements are listed on Schedule
3.2 hereto.

         3.3  Capital Structure.
              -----------------
         (a) The authorized capital of Ebetech is DM 50,000, which consists of seven (7) shares with the nominal values set forth in Schedule 3.3(d) hereto.

         (b) Other than as described in paragraph (a) above, there are no other outstanding shares or other equity securities of Ebetech and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which Ebetech is a party or by which Ebetech may be bound that do or may obligate Ebetech to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Ebetech's share capital or securities convertible into or exchangeable for Ebetech's share capital or that do or may obligate Ebetech to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

         (c) Except under the Bylaws, none of the issued and outstanding Shares are subject to repurchase or redemption. All outstanding shares of Ebetech are validly issued, fully paid and not subject to preemptive rights of third parties created by statute or any agreement to which Ebetech is a party or by which Ebetech may be bound. All outstanding shares of Ebetech have been issued in compliance with applicable laws.

         (d) Schedule 3.3(d) contains complete and accurate lists of, and the number of shares owned of record by, the holders of outstanding Shares, including in each case the addresses of such holders and the breakdown of the Term Debt owned by each Seller. Schedule 3.3(d) is complete and accurate on Closing Date. Schedule 3.3(d) identifies the vesting schedule, applicable legends, and repurchase rights or other risks of forfeiture of any outstanding security of Ebetech.

         (e) Schedule 3.3(e) contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of Ebetech.

         (f) Except for any restrictions imposed by applicable laws or the Bylaws or Articles of Association of Ebetech, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of Ebetech.

         (g) Except for the Bylaws of Ebetech, neither Ebetech nor Sellers are a party or subject to any agreement or understanding or voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Ebetech, the election of directors, the appointment of officers or other actions of Ebetech's Board of Directors or the management of Ebetech.

         3.4  Financial Statements. Sellers have furnished to Etec an unaudited
              --------------------
statement of income for the five months period ended February 28, 1997 and an unaudited balance sheet of Ebetech as of February 28, 1997 as shown in Schedule
3.4. The balance sheet at February 28, 1997 is hereinafter referred to as the "Ebetech Balance Sheet," and all said financial statements are hereinafter referred to collectively as the "Ebetech Financial Statements." The Ebetech Financial Statements have been and will be complete, true and accurate in all material respects and have been prepared in accordance with German law and generally accepted accounting principles in Germany ("GAAP") applied on a consistent basis during the periods involved, and are and will be in accordance with Ebetech's books and records, and fairly present the financial position of Ebetech and the results of its operations as of the date and for the periods indicated thereon, subject in the case of the unaudited portion of the Ebetech Financial Statements to normal year-end audit adjustments which will not be material and the absence of certain footnote disclosures. At the date of the Ebetech Balance Sheet (the "Ebetech Balance Sheet Date") and as of the Closing Date, Ebetech had and will have no liabilities or obligations, secured or unsecured (whether accrued, absolute, contingent or otherwise) not reflected on the Ebetech Balance Sheet or the accompanying notes thereto except for liabilities and obligations as may have arisen in the ordinary course of business prior to the date of said Balance Sheet and which, under GAAP, would not have been required to be reflected on such Balance Sheet and except for liabilities incurred in the ordinary course of business since the date of said Balance Sheet which are usual and normal in amount. Since February 28, 1997, there has been no change in Ebetech's accounting policies and there has been no change in Ebetech's estimates of contingent liabilities.

         3.5  Business Changes. Since February 28, 1997, except as disclosed
              ----------------
in Schedule 3.5, Ebetech has conducted its business only in the ordinary and usual course and, without limiting the generality of the foregoing:

         (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, prospects, properties, employees, operations, obligations or liabilities of Ebetech which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the condition, business, net worth, assets, prospects, properties or operations of Ebetech.

         (b) Except for purchase orders for assets, Ebetech has not incurred additional debt for borrowed money nor incurred any obligation or liability except in the ordinary and usual course of business and in any event not in excess of US$15,000 in total.

         (c) Ebetech has not declared or made any dividend, payment or other distribution on or with respect to any share of capital stock of Ebetech.

         (d) Ebetech has not sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section 3.18).

         (e) Ebetech has not adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing.

         3.6  Properties.
              ----------
         (a) The Ebetech Balance Sheet reflects all of the real and personal property used by Ebetech in its business or otherwise held by Ebetech, except for (i) property acquired or disposed of in the ordinary and usual course of the business of Ebetech since the date of such balance sheet, and (ii) real and personal property not required under GAAP to be reflected thereon. Except as reflected in the notes to the Ebetech Balance Sheet, Ebetech has good and marketable title to all assets and properties listed on the Ebetech Balance Sheet and thereafter acquired, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for the lien of current taxes not yet delinquent. The fixed assets described in Schedule 3.6(a) constitute all tangible personal property (other than inventory) currently used in the business. All of the fixed assets and properties reflected on the Ebetech Balance Sheet or thereafter acquired are in sufficient condition and repair for the requirements of the business as presently conducted by Ebetech.

         (b) Schedule 3.6(b) hereto lists of all real property leased by Ebetech or under option to purchase by Ebetech. All such property leased by Ebetech is held under valid, subsisting and enforceable leases. To the best knowledge of Sellers after due inquiry of management of Ebetech, neither real property leased by Ebetech nor the operations of Ebetech thereon, violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the property or to such operations.

         (c) To the best knowledge of Sellers after due inquiry of management of Ebetech, (i) there are no Hazardous Substances in, under or about the soil, sediment, surface water or groundwater on, under or around any properties at any time owned, leased or occupied by Ebetech, (ii) Ebetech has not disposed of any Hazardous Substances on or about such property, and (iii) Ebetech has not disposed of any materials at any site being investigated or remediated for contamination or possible contamination of the environment. "Hazardous Substances" shall mean any substance regulated or prohibited by any law or designated by any governmental agency to be hazardous, toxic, radioactive, regulated medical waste or otherwise a danger to health or the environment.

         (d) To the best knowledge of Sellers after due inquiry of the management of Ebetech, Ebetech has conducted its business in accordance with all applicable material laws, regulations, orders and other requirements of governmental authorities relating to Hazardous Substances and the use, storage, treatment, disposal, transport, generation, release and exposure of others to Hazardous Substances. Ebetech has not received any notice of any investigation, claim or proceeding against Ebetech relating to Hazardous Substances and Sellers after due inquiry of management of Ebetech are not aware of any fact or circumstance which could involve Ebetech in any environmental litigation, proceeding, investigation or claim or impose any environmental liability upon Ebetech.

         3.7  Accounts Receivable; Notes Receivable. Schedule 3.7 contains a
              -------------------------------------
summary of the accounts receivable of Ebetech as of February 28, 1997, together with an accurate aging of such accounts receivable. The accounts receivable arose out of the bona fide furnishing of goods and services, each in the operation of the business of Ebetech, and require no additional performance by Ebetech to render them valid. Except as set forth on Schedule 3.7, the notes receivable are obligations of current customers of Ebetech, whether on an open account or cash on delivery basis, and there are no disputes between Ebetech and any obligor under such note receivable with respect to the amount owing or the payment terms thereunder. Sellers have provided Etec with accurate information concerning amounts and aging of accounts receivable and with an accurate customer list of Ebetech. Sellers have no knowledge of any non-collectability of such amounts at present.


         3.8  Taxes.
              -----
         (a) The Ebetech Balance Sheet contains sufficient reserves for all tax obligations of Ebetech at February 28, 1997, independent of whether the obligations are existent or known at the date of the preparation of the balance sheet. Tax returns other than Corporate, Trade and Net Asset Tax, have been properly made and filed on time. Ebetech effected no hidden profit distribution prior to the Closing Date.


         (b) Additional tax payments and tax refunds relating to the period before the Closing Date which arise ex post facto (e.g. after a tax audit), will belong to the Sellers and Sellers shall indemnify Etec Sub for any such tax payments. To the extent that reserves for such tax payments are shown in the Ebetech Balance Sheet or as long as they are based on a mere time displacement, or if the Ebetech Balance Sheet shows unused reserves, such tax payments will not cause an obligation for indemnification.

         Sellers shall indemnify Etec Sub for all disadvantages resulting from the fact that, contrary to Section 3.8 (a), tax returns of Ebetech have not properly been made and filed on time. Furthermore, Sellers shall indemnify Etec Sub for all additional taxes (e.g. corporate, trade and capital withholding tax) resulting from a hidden profit distribution contrary to Section 3.8 (a).

         Etec Sub will ensure that Ebetech, and Ebetech itself assures that it will give Sellers and their advisers, being obliged to secrecy according to professional rules, the opportunity to participate in tax field audits which covers the term prior to the Closing Date. Etec Sub and Ebetech ensure that Sellers will be informed immediately about the announcement or the beginning of such tax field audits. Failing an agreement on the results of the tax field audit, Etec Sub assures that Ebetech will enter an appeal against the respective tax assessment and, if necessary, will take court actions according to the directives of Sellers. Costs of such appeals and court actions will be borne by Sellers, if the case is lost by Ebetech.

         Indemnification obligations of Sellers under this Section 3.8 arise only if Etec Sub and Ebetech have fulfilled their obligations under Section 3.8
(b).

         Schedule 3.8 (statement of KPMG Deutsche Treuhand-Gesellschaft dated March 7, 1997) contains further information on Ebetech's tax situation.

         3.9  Compliance with Law. According to the best knowledge of Sellers
              -------------------
after due inquiry of the management of Ebetech, all material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of Ebetech which are necessary to the conduct of Ebetech's business ("Permits") are in full force and effect and Ebetech is not in violation of any Permit in any material respect. Except for possible exceptions, the curing or non-curing of which would not have a material adverse effect on the condition (financial or otherwise) , business, net worth, assets, prospects, properties or operations of Ebetech, the business of Ebetech has been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

         3.10 Litigation. Except as disclosed in Schedule 3.10, there is no
              ----------
claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending against Ebetech, or involving any of its assets or properties, before any court, agency, authority, arbitration panel or other tribunal (other than those, if any, with respect to which service of process or similar notice has not yet been made on Ebetech), and to the best knowledge of Sellers after due inquiry of management of Ebetech, none have been threatened. Sellers after due inquiry of management of Ebetech are not aware of any facts which, if known to shareholders, customers, governmental authorities or other persons, would result in any such claim, dispute, action, proceeding, suit or appeal or investigation which would have a material adverse effect on the condition (financial or otherwise), business, net worth, assets, prospects. properties or operations of Ebetech. Ebetech is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal, nor is it in default with respect to any notice, order, writ, injunction or decree.

         3.11 Contracts. Schedule 3.11 hereto lists each executory contract and
              ---------
agreement in the following categories to which Ebetech is a party, or by which it is bound in any respect,

         (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, not in the ordinary course of business;
         (b) contracts or agreements for the joint performance of work or services, and all other joint venture agreements;
         (c) management or employment contracts, consulting contracts, collective bargaining contracts, termination and severance agreements, including the terms of any oral agreements with employees;
         (d) notes, mortgages, deeds of trust, loan agreements, security guarantees, debentures, indentures, credit agreements and other evidences of indebtedness;
         (e) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);
         (f) stock option, stock purchase, warrant, repurchase or other contracts or agreements relating to any share capital of Ebetech;
         (g) contracts or agreements with agents, brokers, consignees, sale representatives or distributors;
         (h) contracts or agreements with any director, officer, employee, consultant or shareholder;
         (i) powers of attorney or similar authorizations granted by Ebetech to third parties;
         (j) licenses, sublicenses, royalty agreements and other contracts or agreements to which Ebetech is a party, or otherwise subject, relating to technical assistance or to Proprietary Rights as defined below; and
         (k)  other material contracts.

         Ebetech has not entered into any contract or agreement containing covenants limiting the right of Ebetech to conduct or carry out any business or any line of business in any part of the world or to compete in any business or with any person. As used in this Agreement, the terms "contract" and "agreement" include every contract, agreement, commitment, understanding and promise, whether written or oral.

         3.12 Operating Leases. Schedule 3.12 lists each operating lease under
              ----------------
which Ebetech leases assets.

         3.13 No Default.
              ----------
         (a) Each of the contracts, agreements or other instruments referred to in Sections 3.11 and 3.12 of this Agreement and each of the standard customer agreements or contracts of Ebetech is a legal, binding and enforceable obligation by or against Ebetech, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar applicable laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity) . To the best knowledge of Sellers, no party with whom Ebetech has an agreement or contract is in default thereunder or has breached any terms or provisions thereof which is material to the conduct of Ebetech's business.

         (b) Ebetech has performed, or is now performing, the obligations of, and Ebetech is not in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has raised any claim, dispute or controversy with respect to any of the executory contracts of Ebetech, nor has Ebetech received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by Ebetech with respect to its obligations under any of those contracts, nor are there any facts which exist indicating that any of those contracts may be totally or partially terminated or suspended by the other parties thereto.

         3.14 Business and Customers. Schedule 3.14 hereto lists of all
              ----------------------
Ebetech's customers from whom more than US$10,000 in revenues were received in the period of five months ended February 28, 1997. Sellers after due inquiry of management of Ebetech do not have knowledge of any circumstances likely to result in termination or failure to renew customer contracts or the return of equipment sold, the loss of which in the aggregate would have a material adverse effect on the revenues or business of Ebetech.

         3.15 Inventories and Work in Progress. The inventories (including work
              --------------------------------
in progress) of Ebetech consist of items of a quality and quantity usable and salable in the normal course of the business. A summary of inventory on hand as of February 28, 1997 is attached hereto as Schedule 3.15. All items included in such inventories are owned by Ebetech unless bought under usual retention of title clauses or security provisions. No items included in the inventories have been pledged as collateral or are held by Ebetech on consignment from others. All the inventories reflected on the balance sheets included in the Ebetech Financial

Statements and on the books of Ebetech are based on quantities determined as of February 28, 1997 based on cycle counts, and are valued in the Ebetech Financial Statements at the lower of average cost or market and on a basis consistent with that of prior periods.

         3.16 Proprietary Rights.
              ------------------
         (a) Schedule 3.16(a) hereto is a complete list of all computer software, software programs, patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned or used by Ebetech or in which it has any rights or licenses, except for software used by Ebetech and generally available on the commercial market. Sellers have provided Etec with a complete and accurate description of all agreements of Ebetech with each officer, employee or consultant of Ebetech providing Ebetech with title and ownership to patents, patent applications, trade secrets and inventions developed or used by Ebetech in its business. All of such agreements so described are valid, enforceable and legally binding, subject to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

         (b) Ebetech owns or possesses licenses or other rights to use all computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights") , used in the business of Ebetech, including, but not limited to all patents necessary to the design and development of the electronic beam based electrical test systems for active matrix liquid crystal displays and other flat panel displays.

         (c) To the best knowledge of the Sellers after due inquiry of the management of Ebetech, the operations of Ebetech do not conflict with or infringe, and no one has asserted to Ebetech that such operations conflict with or infringe on any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against Ebetech with respect to any Proprietary Rights (other than those, if any, with respect to which service of process or similar notice may not yet have been made on Ebetech), and to the best knowledge of Sellers, Ebetech and the management of Ebetech none has been threatened against Ebetech. To the best knowledge of Sellers after due inquiry of the management of Ebetech there are no facts or alleged facts which would reasonably serve as a basis for any claim that Ebetech does not have the right to use, free of any rights or claims of others, all Proprietary Rights in the development, manufacture, use, sale or other disposition of any or all products or services presently being used, furnished or sold in the conduct of the business of Ebetech as it has been and is now being conducted.

         (d) Schedule 3.16(d) contains a complete and accurate list of any proceedings before any patent or trademark authority to which Ebetech is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent and any pending transfer of a patent. Ebetech has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

         (e) To the best knowledge of Sellers after due inquiry of the management of Ebetech, all patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by Ebetech are valid and enforceable.

         (f) Ebetech has taken all reasonable measures to maintain the confidentiality of the Proprietary Rights.

         (g) To the best of Sellers' knowledge after due inquiry of management, no employee of Ebetech is in violation of any term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee with Ebetech or any previous employer.

         3.17 CE Mark Certification. All Ebetech products currently comply with
              ---------------------
the European Union regulations relating to electromagnetic fields, electrical power and human exposure to laser certification that became effective in January 1997 and all Ebetech products carry the Certificate Europa mark certification.

         3.18 Insurance. Schedule 3.18 hereto lists all policies of insurance to
              ---------
which Ebetech is a party or is a beneficiary or named insured. Ebetech has in full force and effect, with all premiums due thereon paid, the policies of insurance set forth therein. All the insurable properties of Ebetech are insured in amounts and coverage and against risks and losses which are adequate and usually insured against by persons holding or operating similar properties in similar businesses. There were no claims in excess of US$5,000 asserted under any of the insurance policies of Ebetech in respect of all motor vehicle, general liability, professional liability, errors and omissions, and worker's compensation, and medical claims for the period from September 1, 1996 to the date of this Agreement.

         Sellers advise Etec and Etec Sub that insurance policies might be terminated with reasonable notice by insurance companies of Ebetech due to the fact that the Shares are sold and transferred to Etec Sub.

         3.19 Bank Accounts. Sellers and Ebetech have furnished to Etec a true
              -------------
and correct list setting forth the names and addresses of all banks, other institutions and state governmental departments at which Ebetech has accounts, deposits or safety deposit boxes, or special deposits required to be held by such state governmental departments with the nature of such account and the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits, or to have access thereto, and the names and addresses of all persons, if any, holding a power-of-attorney on behalf of Ebetech. All cash in such accounts is held in demand or short term time deposits and is not subject to any restriction or limitation as to withdrawal. On the Closing Date, Ebetech has an aggregate cash balance in excess of its liabilities (other than the Term Debt) by at least DM 350,000.

         3.20 Brokers or Finders. Except for Pierre Fougere of Fougere Conseil,
              ------------------
Sellers have not, and Ebetech has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement. Except for obligations to Pierre Fougere of Fougere Conseil, Sellers have not incurred, and Ebetech has not incurred, and neither shall incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. All fees and expenses of Pierre Fougere of Fougere Conseil are obligations of the Sellers and not of Ebetech or Etec or Etec Sub.

         3.21 Related Parties. Except as previously disclosed in writing to Etec
              ---------------
and Etec Sub, no officer or director of Ebetech, or any affiliate of any such person, has, either directly or indirectly, (1) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by Ebetech, or (m) a beneficial interest in any contract or agreement to which Ebetech is a party or by which Ebetech may be bound. For purposes of this Section 3.21, there shall be disregarded any interest which arose solely from the ownership of less than a two percent (2%) equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

         3.22 Certain Advances. There are no receivables of Ebetech owing from
              ----------------
directors, officers, employees, consultants or shareholders of Ebetech, or owing by any affiliate of any director or officer of Ebetech, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses which are not in excess of US$2,500 for any one individual.

         3.23 Employee Benefit Plans. Ebetech does not maintain any employee
              ----------------------
pension or welfare benefit plans or any other employee benefit plans of any type other than required by German law and accrued for in the Financial Statements. Ebetech is not obligated to make any contributions to any such plans and does not make any such contributions. Ebetech does not participate in any multiemployer plans and is not obligated to contribute to any such plans. Ebetech has no obligations of any type to its employees after their retirement.

         3.24 Underlying Documents. Copies of any underlying documents listed or
              --------------------
described as having been disclosed to Etec and Etec Sub pursuant to this Agreement, if requested by Etec or Etec Sub, have been furnished to Etec. All such documents furnished to Etec and Etec Sub are true and correct copies, and there are no amendments or modifications thereto, that have not been disclosed to Etec and Etec Sub. The minutes of Ebetech contain complete and accurate records of all meetings and other corporate actions taken by the shareholders of Ebetech.

         3.25 Full Disclosure. Any information furnished by or on behalf of
              ---------------
Ebetech to Etec and Etec Sub in writing pursuant to this Agreement (including the Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

                                    ARTICLE 4

              REPRESENTATIONS AND WARRANTIES OF ETEC AND ETEC SUB

         Except as contemplated by this Agreement, Etec and Etec Sub represent and warrant to Sellers as of the date hereof as follows:

         4.1  Organization. Etec is a corporation duly incorporated, validly
              ------------
existing and in good standing under the laws of the State of Nevada, United States. Etec is duly qualified to do business and is in good standing in its state of incorporation and in each other jurisdiction in which it owns or leases property or conducts business, except where the failure to be so qualified would not have a material adverse effect on the business of Etec. Etec has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and possesses all licenses, franchises, rights and privileges material to the conduct of its business.

         4.2 Authority. Etec has all requisite corporate power and authority to
             ---------
enter into this Agreement and the related agreements contemplated herein, and, subject to satisfaction of the conditions set forth herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Etec. This Agreement has been duly executed and delivered by Etec and constitutes the valid and binding obligation of Etec enforceable in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. Provided the conditions set forth in Article 7 are satisfied, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under (a) any provision of the corporate charter or Bylaws of Etec, or (b) any material agreement or instrument, permit, license, judgment, order, statute, law, ordinance, rule or regulation applicable to Etec or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which individually or in the aggregate would not have a material adverse effect on Etec.

         No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Etec in connection with the execution and delivery of this Agreement by Etec or the consummation by Etec of the transactions contemplated hereby or thereby.

         4.3  Brokers or Finders. Neither Etec nor Etec Sub has dealt with any
              ------------------
broker or finder in connection with the transactions contemplated by this Agreement. Neither Etec nor Etec Sub has incurred, and neither shall incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.4  Full Disclosure. Any information furnished by or on behalf of Etec
              ---------------
or Etec Sub to Ebetech in writing pursuant to this Agreement (including the Schedules hereto), at any time prior to the Closing Date, does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make any statement, in light of the circumstances under which such statement is made, not misleading.

         4.5  Confirmation. Etec and Etec Sub hereby confirm receipt of all
              ------------
documents requested by Etec or its advisors. At present, Etec or Etec Sub do not have knowledge of any facts or circumstances that might give rise to a claim of Etec or Etec Sub under this Agreement.

                                    ARTICLE 5

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         During the period from March 12, 1997 and continuing until the Closing Date, Ebetech and Sellers (except as expressly contemplated by this Agreement or to the extent that Etec and Etec Sub shall otherwise consent in writing) covenant, and agree with Etec and Etec Sub that:

         5.1  Conduct of Business in Normal Course. Ebetech shall carry on the
              ------------------------------------
business and its activities diligently and in the ordinary course and shall not make or institute any unusual or novel methods of purchase, sale, lease, management, accounting or operation that will vary materially from the methods used by Ebetech as of March 12, 1997. Ebetech shall maintain the nature and quantities of inventories for the business in a normal and customary manner consistent with prior practice.

         5.2  Preservation of Business and Relationships. Ebetech shall use its
              ------------------------------------------
best efforts, without making any commitments on behalf of Etec and Etec Sub, to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with suppliers, customers and others having business relationships with it.

         5.3  Maintenance of Insurance. Prior to the Closing, Ebetech shall
              ------------------------
maintain in effect all insurance covering the business. If the Closing shall occur after a renewal date for any such insurance, Ebetech shall renew the insurance on the same or substantially similar terms, limits of liability and other conditions.

         5.4  Employees and Compensation. Ebetech shall not do, or agree to do,
              --------------------------
any of the following acts: (a) grant any increase in salaries payable or to become payable to any employee, sales agent or representative; or (b) increase benefits payable to any employee, sales agent or representative under any executive compensation, bonus, pension, profit-sharing, retirement, deferred compensation, severance, employee stock option or stock purchase, group life, health and other employee benefit plans, arrangements, practices or commitments. Ebetech shall provide Etec and Etec Sub with reasonable access to its employees during normal business hours.

         5.5  Dividends; Changes in Stock. Ebetech shall not and shall not
              ---------------------------
propose to (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Ebetech, or (c) repurchase or otherwise acquire any shares of its capital stock or rights to acquire any shares of its capital stock.

         5.6  Issuance of Securities. Ebetech shall not issue, deliver, or sell
              ----------------------
or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

         5.7 Governing Documents. Ebetech shall not amend its corporate charter
             -------------------
or Bylaws.

         5.8  No Other Bids. Neither Sellers, nor Ebetech nor any of their
              -------------
respective directors, officers or agents, will, directly or indirectly, solicit or initiate or encourage any discussions or negotiations with, or participate in any negotiations with or provide any information to or otherwise cooperate in any other way with any corporation, partnership, person or other entity or group (other than Etec and Etec Sub) concerning any merger, sale of substantial assets, sale of shares of capital stock or any division of Ebetech or control thereof. Etec and Etec Sub shall be promptly notified in writing by Sellers and Ebetech of any of the events referred to in this Section 5.8 including a summary of the material terms of any other bid.

         5.9  No Acquisitions. Ebetech shall not (a) acquire or agree to acquire
              ---------------
by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (b) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Ebetech except in the ordinary course of business consistent with prior practice.

         5.10 No Dispositions. Ebetech shall not lease or otherwise dispose of
              ---------------
any of its assets, individually or in the aggregate, except in the ordinary course of business consistent with prior practice and in any event not in excess of US$5,000 for any single item or more than US$50,000 in the aggregate.

         5.11 Indebtedness. Ebetech shall not incur any indebtedness for
              ------------
borrowed money or guarantee any such indebtedness or issue or sell any debt securities of Ebetech or guarantee any debt securities of others.


                                    ARTICLE 6

                              ADDITIONAL AGREEMENTS

         6.1  Access to Information. Sellers and Ebetech shall afford to Etec
              ---------------------
and Etec Sub and shall cause Ebetech's independent accountants to afford to Etec and Etec Sub, and their accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to Ebetech's properties, books, contracts, commitments and records and to the independent accountants reasonable access to the audit work papers and other records of Ebetech's accountants. During such period, Sellers and Ebetech shall use reasonable efforts to furnish promptly to Etec and Etec Sub all information concerning the business, properties and personnel of Ebetech as Etec and Etec Sub may reasonably request. Etec and Etec Sub will not use such information for purposes other than this. Agreement and will otherwise hold such information in confidence (and Etec and Etec Sub will cause their consultants and advisors also to hold such information in confidence).

         6.2  Legal Conditions. Each party will take all reasonable actions
              ----------------
necessary to comply promptly with all legal requirements which may be imposed on such party with respect to this Agreement and will promptly cooperate with and furnish information to the other party in connection with any such requirements imposed upon such other party in connection with this Agreement. Each party will take all reasonable actions to obtain (and to cooperate with the other party in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental authority, or other third party, required to be obtained or made by such party (or by the other party) in connection with this Agreement or the taking of any action contemplated thereby.

         6.3  Good Faith. Each party shall act in good faith in an attempt to
              ----------
cause to be satisfied all the conditions precedent to its obligations and those of the other parties to this Agreement over which it has control or influence. Each party will act in good faith and take all reasonable action within its capability necessary to render accurate as of the Closing Date its representations and warranties contained in this Agreement.


                                    ARTICLE 7

                              CONDITIONS PRECEDENT

         7.1  Conditions to Obligations of Etec, Etec Sub and Sellers. The
              -------------------------------------------------------
obligations of Etec, Etec Sub and Sellers to consummate this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions unless waived by Etec, Etec Sub and Sellers:

         (a)  Government Approvals.  All authorizations, consents, orders or
              --------------------
approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental authority necessary for the consummation of the transactions contemplated by this Agreement.

         (b)  Third-Party Approvals. Any and all consents or approvals required
              ---------------------
from third parties relating to contracts, agreements, licenses, leases and other instruments, material to the respective businesses of Etec, Etec Sub and Ebetech shall have been obtained.

         (c)  Legal Action. No temporary restraining order, preliminary
              ------------
injunction or permanent injunction or other order preventing the consummation of this Agreement shall have been issued by any federal, state or foreign court and remain in effect, and no litigation seeking the issuance of such an order or injunction, shall be pending which, in the good faith judgment of Sellers, Etec or Etec Sub has a reasonable probability of resulting in such order, injunction or damages.

         7.2  Conditions to Obligations of Etec and Etec Sub. The obligations of
              ----------------------------------------------
Etec or Etec Sub to consummate this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Etec:

         (a)  Representations and Warranties. The representations and warranties
              ------------------------------
of Sellers and covenants of Ebetech set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b)  Performance of Obligations. Sellers and Ebetech shall have
              --------------------------
performed in all material respects all obligations required to be performed by each, respectively, under this Agreement prior to the Closing Date.

         (c)  No Material Adverse Change. Since February 28, 1997, there shall
              --------------------------
have been no changes in the condition (financial or otherwise), business, prospects, employees, operations, obligations or liabilities of Ebetech which, in the aggregate, have had or may be reasonably expected to have a materially adverse effect on the financial condition, business, or operations of Ebetech.

         (d)  Patents. All patents now owned by Ebetech, including those which
              -------
were transferred by ICT to Ebetech have been registered in the name of Ebetech.

         7.3  Conditions to Obligations Of Sellers. The obligations of Sellers
              ------------------------------------
to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following additional conditions unless waived by Sellers:

         (a)  Representations and Warranties. The representations and warranties
              ------------------------------
of Etec and Etec Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as if made at and as of the Closing Date, except as otherwise contemplated by this Agreement.

         (b)  Performance of Obligations of Etec and Etec Sub. Etec and Etec Sub
              -----------------------------------------------
shall have performed in all material respects all obligations required to be performed by each, respectively, under this Agreement prior to the Closing Date.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1  Indemnification by Sellers. Sellers agree to defend and indemnify
              --------------------------
Etec, Etec Sub and their respective affiliates, directors, officers and shareholders, and their respective successors and assigns (collectively, "Etec Indemnitees"), against and hold each of them harmless from any and all losses, liabilities, taxes, claims, suits, proceedings, demands, judgments, damages, expenses and costs, including, without limitation, reasonable counsel fees, costs and expenses incurred in the investigation, defense or settlement of any claims covered by this indemnity (in this Section 8.1 collectively, the "Indemnifiable Damages") which any such indemnified person may suffer or incur by reason of (i) the inaccuracy or breach of any of the representations, warranties and covenants of Sellers contained in this Agreement or any documents, certificate or agreement delivered pursuant hereto; (ii) any claim asserted by and granted to any person relating to or arising out of transactions, events, acts or omissions of or by Sellers or Ebetech, prior to the Closing Date; (iii) any liabilities of Ebetech (excluding expenses incurred in the ordinary course of business, including but not limited to purchase orders) not disclosed to Etec or Etec Sub, whether or not known to Sellers, which were incurred prior to the Closing Date; (iv) the absence of intellectual property essential to the business of Ebetech as it is currently conducted (not including costs of applying for and perfecting known patents) ; or (v) the absence of appropriate accruals in the Ebetech Balance Sheet.

Notwithstanding anything herein to the contrary, Sellers' liability under this Share Purchase Agreement shall be limited to the following amounts:

 a)      Holdback Amount shared by all Sellers          $    500,000
 b)      VCB Venture Capital
         Beteiligungsgesellschaft mbH                   $  1,000,000
                                              in addition to its
                                              pro-rata share of the
                                              Holdback Amount
 c)      MRS Technology (see 8.2), Inc.                 $    875,000
                                              in addition to its
                                              pro-rata share of the
                                              Holdback Amount

Any claims by Etec Indemnitees shall be applied first against the Holdback Amount, and then pro rata against VCB and MRS;

provided however, that if either VCB or MRS are unable to pay their pro rata share of the claim, the other shall be liable for the full amount of the claim to the extent of such party's liability set forth above.

No claims shall be payable by Sellers until the aggregate amount of Indemnifiable Damages exceeds US $ 5,000. Once the aggregate amount of Indemnifiable Damages exceed US $ 5,000, all claims shall be payable.

Any liability of Sellers under this Share Purchase Agreement applies only to claims for Indemnifiable Damages being asserted against Sellers in writing prior to September 15, 1998.


         8.2  Collateral MRS. Recognizing that MRS is of limited financial
              --------------
resources, MRS agrees to the following: Should MRS's net ready assets (defined as cash plus accounts receivable, and less accounts payable, accrued liabilities and other current liabilities) decline to US $ 1,000,000 at any time during the indemnification period, Etec shall have the right to demand that MRS escrow funds or provide a performance bond in the amount set forth on the following schedule:

         3/15/97  -  6/15/97                 US $           875,000
         6/16/97  -  9/15/97                                729,167
         9/16/97  - 12/15/97                                583,333
        12/16/97  -  3/15/98                                437,500
         3/16/98  -  6/15/98                                291,667
         6/16/98  -  9/15/98                                145,833

The obligations of MRS pursuant to this Section 8.2 shall expire on September 15, 1998.

         8.3  Notification. Etec and Etec Sub shall use their best efforts to
              ------------
notify Sellers of any claims for Indemnifiable Damages as soon as practicable after Etec or Etec Sub become aware of such a claim, and shall permit Sellers to assist in reducing or settling any such claim.

         8.4  Indemnification by Etec. After the Closing Date, Etec and Etec Sub
              -----------------------
shall, as to those representations, warranties, covenants and agreements which are herein made or agreed to by Etec and Etec Sub, respectively, indemnify and hold harmless Sellers and their heirs and assigns ("Seller Indemnitees") against and in respect of: (i) any damage, deficiency, losses or costs incurred by a Seller Indemnitee resulting from any misrepresentation or breach of warranty or any nonfulfillment of any covenant or agreement on the part of Etec or Etec Sub under this Agreement; (ii) any claim made by any person relating to or arising out of transactions, events, acts or omissions of or by Ebetech after the Closing; and (iii) any claim, action, suit, proceeding, demand, judgment, assessment, cost and expense, including reasonable counsel fees, incident to any of the foregoing.

                                    ARTICLE 9

                               PAYMENT OF EXPENSES

         Etec, Etec Sub and Sellers shall each pay their own fees and expenses incurred incident to the preparation and carrying out of the transactions herein contemplated. Notarial fees will be split half and half between Etec/Etec Sub and Sellers. Sellers shall pay all sales and use taxes arising out of the transfer of Shares and related to the sale of the Shares. Etec and Etec Sub shall not be responsible for any business occupation, withholding, or similar tax, or any taxes of any kind related to any period before the Closing Date.


                                   ARTICLE 10

                        TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination. This Agreement may be terminated at any time prior to
              -----------
the Closing Date:

         (a)  by mutual written consent of Sellers and Etec;

         (b) by either Etec or Sellers if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of any party set forth in this Agreement and, if such breach is curable, such breach has not been promptly cured after written notice of such breach;

         (c) by either Etec or Sellers if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of this Agreement;

         10.2 Amendment. This Agreement may not be amended except by an
              ---------
instrument in writing signed on behalf of each of the parties hereto.

         10.3 Extension: Waiver. At any time prior to the Closing, Etec, Etec
              -----------------
Sub or Sellers may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit thereof contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 11

                                     GENERAL

         11.1 Notices. Any notice, request, instruction or other document to be
              -------
given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid by facsimile, or by courier service, as follows:

To Etec:                         Etec Systems, Inc.
                                 24640 Corporate Avenue
                                 Hayward, CA 94545
                                 Facsimile: (510) 780-3845
                                 Attn:  Mr. Stephen E. Cooper

with a copy to:                  Pillsbury Madison & Sutro LLP
                                 235 Montgomery Street
                                 San Francisco, CA 94104
                                 Facsimile: (415) 983-1200
                                 Attn:  Richard S. Grey, Esq.

To Sellers:                      Matthias Brunner and Richard L. Haas
                                 Managing Directors
                                 Ebetech Electron-Beam Technology
                                 Vertriebs GmbH
                                 Klausnerring la
                                 D-85551 Heimstetten bei Munchen
                                 Germany
                                 Facsimile: 49-89-90-9994-81

with a copy to:                  Christian Roschmann
                                 Oppenhoff & Radler
                                 Prinzregentenplatz 10
                                 81675 Munchen
                                 Germany
                                 Facsimile: 49-89-41808-343

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

         11.2 Announcements. Except for disclosures required by law, any public
              --------------
announcements by Sellers, Ebetech or Etec shall be subject to the prior written consent of both Sellers and Etec, which consent shall not be reasonably withheld or delayed.

         11.3 Headings. The headings of the several sections of this Agreement
              --------
are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

         11.4 Counterparts. This Agreement may be executed in counterparts, and
              ------------
when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

         11.5 Binding Nature. This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties hereto. No party may assign or transfer any rights under this Agreement.


         11.6 Schedules. Any document included on a Schedule to this Agreement
              ---------
shall be deemed to have been referred to in any other schedule or section of this Agreement, as appropriate.


         11.7 Applicable Law. This Agreement shall be governed by, construed and
              --------------
enforced in accordance with the laws of the State of California.

       IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

                                 ETEC SYSTEMS, INC., a Nevada corporation

                                 By: /s/ Philip J. Koen, Jr.
                                     -----------------------
                                 Title: Vice President, Chief Financial Officer


                                 SELLERS

                                 VCB VENTURE CAPITAL
                                 BETEILIGUNGSGESELLSCHAFT
                                 MbH MUNICH, a corporation
                                 organized under the laws
                                 of the Federal Republic
                                 of Germany

                                 By: /s/ Guntersdorfer
                                     -----------------
                                     /s/ Carl Bewerunge
                                     ------------------
                                 Title: Managing Directors

                                 MRS TECHNOLOGY INC., a
                                 Massachusetts corporation


                                 By: /s/ J.L. Steele, Jr.
                                     --------------------
                                 Title: Vice President


                                 By: /s/ Peter Fazekas
                                     -----------------
                                 Ursula Fazekas represented
                                 by power of attorney by her
                                 husband Mr. Peter Fazekas


                                 By: /s/ M. Brunner
                                     --------------
                                     Dr. Matthias Brunner

                                 By: /s/ R. Schmid
                                     -------------
                                     Dr. Ralf Schmid

                                 By: /s/ T. Schwedes
                                     ---------------
                                     Thomas Schwedes

                                 By: /s/ Volker Daiker
                                     -----------------
                                     Volker Daiker

As to the provisions of Articles 5 and 6 only:

                                 EBETECH ELECTRON BEAM
                                 TECHNOLOGY VERTRIEBS GmbH,
                                 a German corporation

                                 By: /s/ M. Brunner
                                     --------------
                                 Title: Managing Director

                                 By: /s/ Richard L. Haas
                                     -------------------
                                 Title: Managing Director